Exhibit 16.2

January 31, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

RE:   Diagnostic Corporation of America
         File Ref No 000-50155

Dear Sir/Madam,

We have read the statements included in the Form 8-K/A, dated January 24, 2007, for Diagnostic Corporation of America, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as referenced to our firm.

Very truly yours,

/s/ Lake & Associates, CPA's LLC
Lake & Associates, CPA's LLC

Boca Raton, Florida